Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-210618 on Form S-1 of our report dated April 5, 2016 relating to the financial statements of inVentiv Group Holdings, Inc. appearing in the Prospectus, which is part of such Registration Statement, and the financial statement schedule appearing elsewhere in the Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 27, 2016